Exhibit (j.1.)

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

The Board of Directors:

Sit U.S. Government Securities Fund, Inc.

Sit Mutual Funds II, Inc.

We consent to the use of our report dated May 20, 2014 on the statements of assets and liabilities, including the schedules of investments, of Sit U.S. Government Securities Fund, Inc., and the Sit Quality Income Fund, Sit Tax-Free Income Fund and Sit Minnesota Tax-Free Income Fund (each a series of Sit Mutual Funds II, Inc.) as of March 31, 2014, and the related statements of operations for the year then ended or period then ended, the statements of changes in net assets for each of the years in the two-year period then ended or period in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, incorporated herein by reference and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Custodian; Transfer Agent; Counsel; Accountants” in the Statement of Additional Information of the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

July 21, 2014

C-10